Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Bassett Furniture Industries, Incorporated
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
David S. Brody
Neil Chelo
Eugene I. Davis
Seth W. Hamot
Kent F. Heyman
Peter Hirsch
Andrew R. Siegel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          On April 1, 2008, Costa Brava Partnership III L.P. issued two press releases with respect to Bassett Furniture Industries, Inc. A copy of each press release is filed herewith as Exhibit 1 and Exhibit 2.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, DAVID S. BRODY, NEIL CHELO, EUGENE I. DAVIS, SETH W. HAMOT, KENT F. HEYMAN, PETER HIRSCH AND ANDREW R. SIEGEL (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY (THE “PROXY STATEMENT” AND TOGETHER WITH ANY AMENDMENTS THERETO, “THE DEFINITIVE PROXY STATEMENT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MARCH 20, 2008 TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF BASSETT FURNITURE INDUSTRIES, INC. INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

PRESS RELEASE

Contact:
InvestorCom, Inc.
John Grau: (203) 972-9300

COSTA BRAVA BELIEVES THAT BASSETT’S PLAN
WILL DECREASE SHAREHOLDER VALUE

Boston, MA – April 1, 2008 – Today, Costa Brava Partnership III L.P. released the following letter to the shareholders of Bassett Furniture Industries, Inc. (NASDAQ: BSET):

April 1, 2008

Dear Fellow Shareholder:

Costa Brava Partnership III L.P. is one of the largest holders of the outstanding common stock of Bassett Furniture Industries, Inc. (the “Company” or “Bassett”). We have reviewed the business plan the Company filed with the U.S. Securities and Exchange Commission on March 19, 2008, and we discussed the plan with Company officers Robert Spilman, Jason Camp and Barry Safrit. We believe the Company’s plan will put valuable corporate assets at risk and decrease shareholder value.

THE COMPANY’S PLAN IS NOT IN THE BEST INTEREST OF SHAREHOLDERS

Management wants to wager your money on its singular focus of repositioning the Company as a specialty furniture retailer in the distressed home furnishing industry. Their plan will deplete too much of your stable and secure assets to fund a speculative turn-around effort in an industry that in recent months has seen several bankruptcy filings. It’s a high stakes plan. And the risk is yours.

Do you want management to bet your money on the execution of yet another plan to revitalize Bassett’s shrinking furniture business? Management’s past practices tell us the answer should be a resounding “NO.” Since 2001, the Company has spent over $40 million in capital expenditures. This spending, however, could not stop the Company’s retail business from losing almost $45 million over the same period. And now management wants to double-down.

Bassett’s History of Furniture Business Spending and Losses

Source: Bassett’s quarterly and annual SEC filings. “Net Gain/Loss” = income before taxes less income from investments less income from unconsolidated affiliated companies. “Net Capital Expenditures” = purchases of property, equipment and retail real estate, less proceeds from sales of property and equipment.

While its furniture business has been failing, Bassett has maintained a stable cash flow from its 46.9% real estate interest in the International Home Furnishings Center in High Point, North Carolina and from its substantial hedge fund and securities portfolio. Management’s plan calls for spending $10 to $12 million per year of your money on their gamble to reposition and expand a troubled retail program.

Why is management willing to gamble so much money on a high risk strategy when there are other viable options? Perhaps because it’s not their money. It’s yours.

Problems with the Company’s plan:

•	Uncertainty. Bassett touts the results of its new retail store prototype, but the results are based on a limited sample size and a very short observation period.

•	High Price. The plan requires substantial capital needs over the next few years.

•	Increased Liabilities. The Company has, and will continue to incur, large off balance-sheet liabilities in the leases and guarantees that support the underperforming retail locations.

•	Insufficient Scale. Bassett has neither the brand recognition nor scale necessary to execute its rollout and repositioning plan.

•	High Risk. If the plan doesn’t work, the Company will have depleted its stable capital and assumed more contingent liabilities.

We implore the Company to pursue a more rational plan – one based on a broad view of today’s difficult economy and the troubling prospects for the furniture industry, and not on a myopic view of the Company’s stable assets simply as a source of funding the ailing furniture business. It is time for ALL shareholders to realize at least some of their value in the Company, rather than allowing the Company to put so much of that value at risk.

THERE IS A BETTER PLAN THAT PAYS DIVIDENDS TO ALL SHAREHOLDERS

We believe a responsible plan would:

•

Reduce Execution Risk. Minimize the risk of depleting shareholder value while pursuing management’s retail strategy. Now is not the time to bet all of the Company’s stable assets to prop up the furniture business.

•

Return Value to Shareholders. Immediately return the value of the marketable securities to shareholders in the form of a special dividend of $2.50 per share. Then, as the hedge fund investments are redeemed by year-end, the Company should pay another special dividend of $2.50 per share.

•	Provide Some Return on Investment. A substantial dividend is a responsible use of the Company’s stable assets.

•

Responsibly Finance Execution of Furniture Plan if Warranted. If the industry picks up and the Company’s strategy is clearly successful, the Company should meet the furniture business’ capital requirements by drawing from sources that won’t deteriorate shareholder value. These financing sources include dividends from the IHFC (either current dividends or a dividend from a refinancing), participation in the sale of Bassett’s real estate investment in the IHFC, tapping the Company’s existing credit line, or – hopefully but unlikely – generating cash from the Company’s retail furniture initiatives.

•	Consider Strategic Alternatives. While executing the modified retail plan, explore strategic alternatives, such as a merger or consolidation with another company in the retail furniture business.

Our plan is a responsible plan. It gives management an opportunity to execute a retail furniture strategy while reducing risk and maximizing shareholder value.

THE SHAREHOLDERS DESERVE A RATIONAL PLAN
THAT PROTECTS THEIR INVESTMENT

It is critical that Basset put a plan in place that returns value to shareholders in the near term and, in the long term, rationalizes its furniture business. The Company must stop subsidizing an ailing business by raiding stable investment assets.

Sincerely,

COSTA BRAVA PARTNERSHIP III L.P.

Our Definitive Proxy Statement was filed with the United States Securities and Exchange Commission on March 20, 2008. Our proxy statement and any amendments thereto may be accessed over the internet at www.sec.gov. We urge shareholders not to return any proxy card sent to them by the Company or its Board of Directors and to vote only for the Costa Brava nominees.

How to Vote

YOUR VOTE IS IMPORTANT. COSTA BRAVA URGES YOU TO VOTE TODAY FOR THE ELECTION OF THE SEVEN COSTA BRAVA NOMINEES.

If your shares are held in a brokerage account or bank, you were mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and vote your shares.

•	You can vote over the internet at www.proxyvote.com using the control number appearing on the Notice of Internet Availability of Proxy Materials sent to you.

If your shares are not held in a brokerage account or bank, but in certificate form in your own name, you may request a paper proxy card, along with our proxy statement and any amendments thereto, by contacting our proxy solicitor InvestorCom, Inc. at (866) 973-9325. Following receipt, you may sign, date and mail the proxy card to us in the envelope provided.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent voting for our nominees.

If you have any questions regarding your proxy or need assistance in voting your shares, please call:

INVESTORCOM, INC.
51 LOCUST AVENUE
NEW CANAAN, CT 06840

SHAREHOLDERS CALL TOLL-FREE AT (866) 973-9325
BANKS AND BROKERS CALL COLLECT AT (203) 972-9300

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, DAVID S. BRODY, NEIL CHELO, EUGENE I. DAVIS, SETH W. HAMOT, KENT F. HEYMAN, PETER HIRSCH AND ANDREW R. SIEGEL (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY (THE “PROXY STATEMENT” AND TOGETHER WITH ANY AMENDMENTS THERETO, “THE DEFINITIVE PROXY STATEMENT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MARCH 20, 2008 TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF BASSETT FURNITURE INDUSTRIES, INC. INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 2

PRESS RELEASE

Contact:
InvestorCom, Inc.
John Glenn Grau: (203) 972-9300

HOW TO VOTE TODAY FOR COSTA BRAVA’S SLATE OF NOMINEES

Boston, MA – April 1, 2008 – Today, Costa Brava Partnership III L.P. announced the following voting instructions to the shareholders of Bassett Furniture Industries, Inc. (NASDAQ: BSET):

If you have any questions regarding your proxy or need assistance in voting your shares, please call:

INVESTORCOM, INC.
SHAREHOLDERS CALL TOLL-FREE AT (866) 973-9325
BANKS AND BROKERS CALL COLLECT AT (203) 972-9300
51 LOCUST AVENUE
NEW CANAAN, CT 06840

If your shares are held in a brokerage account or bank, you were mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and vote your shares.

•	You can vote over the internet at www.proxyvote.com using the control number appearing on the Notice of Internet Availability of Proxy Materials sent to you.

If your shares are not held in a brokerage account or bank, but in certificate form in your own name, you may request a paper proxy card, along with our proxy statement and any amendments thereto, by contacting our proxy solicitor InvestorCom, Inc. at (866) 973-9325. Following receipt, you may sign, date and mail the proxy card to us in the envelope provided.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent voting for our nominees.

PLEASE SEE COSTA BRAVA’S EARLIER PRESS RELEASE THIS MORNING.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, DAVID S. BRODY, NEIL CHELO, EUGENE I. DAVIS, SETH W. HAMOT, KENT F. HEYMAN, PETER HIRSCH AND ANDREW R. SIEGEL (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY (THE “PROXY STATEMENT” AND TOGETHER WITH ANY AMENDMENTS THERETO, “THE DEFINITIVE PROXY STATEMENT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON MARCH 20, 2008 TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF BASSETT FURNITURE INDUSTRIES, INC. INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.